Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal 2023 Financial Results and Provides Business Update

Since the end of the third quarter, we made an initial $2.1 million investment in Cyclo

Therapeutics, Inc. (Nasdaq: CYTH) and have an agreement to increase our investment by $5 million

NEWARK, NJ – June 13, 2023 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the third quarter of fiscal 2023 for the three months ended April 30, 2023, as well as the nine months ended April 30, 2023.

“We continue to seek to expand our portfolio through strategic investments in companies with near term value inflection points which have the potential to generate value for our stockholders. We believe that the current dislocation in the capital markets makes this a particularly opportune time,” said Bill Conkling, CEO of Rafael Holdings. “In May and June, we made an initial investment and entered into an agreement to make a follow-on strategic investment in Cyclo Therapeutics in support of a Phase 3 registrational clinical trial for patients with Niemann-Pick Disease Type C.”

Rafael Holdings, Inc. Third Quarter Fiscal Year 2023 Financial Results

As of April 30, 2023, we had cash, cash equivalents and marketable securities of $82.4 million.

For the three months ended April 30, 2023, we incurred a net loss from continuing operations of $1.5 million, or $0.06 per share. For the same period in the prior year, we incurred a net loss from continuing operations of $5.0 million, or $0.25 per share.

Research and development expenses were $0.7 million for the three months ended April 30, 2023. For the same period in the prior year, research and development expenses were $1.4 million. The year over year reduction in spending is due to the winding down of the early-stage programs, including at Barer Institute.

Our general and administrative expenses from continuing operations were $2.3 million for the three months ended April 30, 2023, which includes $0.6 million in non-cash stock-based compensation expense. For the same period in the prior year, general and administrative expenses were $3.3 million which included $1.0 in non-cash stock-based compensation expense.

Rafael Holdings, Inc. Nine Month Fiscal Year 2023 Financial Results

For the nine months ended April 30, 2023, we incurred a net loss from continuing operations of $9.9 million, or $0.42 per share. For the same period in the prior year, we incurred a net loss from continuing operations of $135.9 million, or $6.07 per share, which included a $25 million loss on the write-off of a receivable pursuant to a line of credit, a loss of $10.1 million on the write-off of a related party receivable and a $79.1 million charge for the impairment of our investment in Cornerstone Pharmaceuticals, Inc.

Research and development expenses were $5.0 million for the nine months ended April 30, 2023, which includes $0.5 million in severance costs. For the same period in the prior year, research and development expenses were $6.9 million.

Our general and administrative expenses were $7.5 million for the nine months ended April 30, 2023, which includes $0.4 million in severance costs as well as $1.6 million net, of non-cash stock-based compensation expense. For the same period in the prior year, general and administrative expenses were $13.9 million which included $5.9 million in severance costs as well as a net, non-cash credit of $2.1 million of stock-based compensation expense.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including an investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company. The Company’s primary focus is to invest in, fund, and develop novel cancer therapies. We further seek to expand our portfolio through opportunistic investments in therapeutics which address high unmet medical needs including through acquisitions and strategic investments.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of public health threats, including COVID-19, on our business and operations; clinical trials of product candidates may not be successful; our pharmaceutical companies may not be able to develop any medicines of commercial value; our pharmaceutical companies may not be successful in their efforts to identify or discover potential product candidates; the manufacturing and manufacturing development of our products and product candidates present technological, logistical and regulatory risks, each of which may adversely affect our potential revenue; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2022, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	April 30, 2023	July 31, 2022
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$15,441	$26,537
Available-for-sale securities	66,962	36,698
Interest receivable	352	140
Convertible note `receivable, related party	1,898	-
Accounts receivable, net of allowance for doubtful accounts of $180 and $197 at April 30, 2023 and July 31, 2022, respectively	249	157
Prepaid expenses and other current assets	146	4,621
Assets held-for-sale	-	40,194
Total current assets	85,048	108,347

Property and equipment, net	1,713	1,770
Investments – Other Pharmaceuticals	126	477
Investments – Hedge Funds	4,884	4,764
Investment - Day Three	3,000	-
In-process research and development and patents	1,575	1,575
Other assets	9	1,387

TOTAL ASSETS	$96,355	$118,320

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$616	$564
Accrued expenses	592	1,875
Other current liabilities	174	3,518
Due to related parties	29	69
Note payable, net of debt issuance costs, held-for-sale	-	15,000
Total current liabilities	1,411	21,026

Other liabilities	52	88
TOTAL LIABILITIES	1,463	21,114

COMMITMENTS AND CONTINGENCIES

EQUITY

Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2023 and July 31, 2022, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,636,084 issued and 23,507,108 outstanding as of April 30, 2023, and 23,712,449 issued and 23,687,964 outstanding as of July 31, 2022, respectively	236	237
Additional paid-in capital	263,505	262,023
Accumulated deficit	(168,552)	(165,457)
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(389)	(63)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,720	3,767
Total equity attributable to Rafael Holdings, Inc.	98,528	100,515
Noncontrolling interests	(3,636)	(3,309)
TOTAL EQUITY	94,892	97,206

TOTAL LIABILITIES AND EQUITY	$96,355	$118,320

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

 (in thousands, except share and per share data)

	(unaudited)		(unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2022	2023	2022
Revenues	$71	$76	$211	$341

G&A Expenses	2,343	3,336	7,537	13,930
R&D Expenses	740	1,413	5,046	6,901
Depreciation and amortization	19	17	60	54
Provision for loss on receivable pursuant to line of credit	-	-	-	25,000
Provision for losses on related party receivables	-	-	-	10,095
Operating Loss	(3,031)	(4,690)	(12,432)	(55,639)
Impairment of cost method investment - Cornerstone Pharmaceuticals	-	-	-	(79,141)
Unrealized (loss) gain on investments - Hedge Funds	(131)	(341)	120	(584)
Impairment of investments - Other Pharmaceuticals	(128)	-	(351)	-
Other, net	1,531	50	2,455	37
Loss before Incomes Taxes from continuing operations	(1,759)	(4,981)	(10,208)	(135,327)
Benefit from (provision for) taxes	269	(2)	259	(6)
Equity in loss of RP Finance	-	-	-	(575)
Consolidated net loss from continuing operations	(1,490)	(4,983)	(9,949)	(135,908)

Discontinued Operations
Loss from discontinued operations related to 520 Property	-	(565)	(241)	(1,616)
Gain on disposal of 520 Property	-	-	6,784	-
(Loss) income from discontinued operations	-	(565)	6,543	(1,616)

Consolidated net loss	(1,490)	(5,548)	(3,406)	(137,524)
Net loss attributable to noncontrolling interests	(53)	(19)	(311)	(17,650)
Net loss attributable to Rafael Holdings, Inc.	$(1,437)	$(5,529)	$(3,095)	$(119,874)

Continuing operations loss per share
Net loss from continuing operations	$(1,490)	$(4,983)	$(9,949)	$(135,908)
Net loss attributable to noncontrolling interests	(53)	(19)	(311)	(17,650)
Numerator for loss per share from continuing operations	$(1,437)	$(4,964)	$(9,638)	$(118,258)

Discontinued operations earnings (loss) per share
Net income (loss) from discontinued operations	$-	$(565)	$6,543	$(1,616)

Loss per share
Continuing operations - basic and diluted	$(0.06)	$(0.25)	$(0.42)	$(6.07)
Discontinued operations - basic and diluted	-	(0.03)	0.28	(0.09)
Total basic and diluted earnings (loss) per common share	$(0.06)	$(0.28)	$(0.14)	$(6.16)

Weighted average number of shares used in calculation of earnings (loss) per share, basic and diluted	23,372,136	19,759,114	23,179,364	19,472,178

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